Exhibit 10.1

EXECUTION ORIGINAL

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of September 21, 2005, by and between FieldCentrix, Inc., a California corporation (“FieldCentrix”) and Astea International, Inc., a Delaware corporation (“Astea”).

W I T N E S S E T H:

WHEREAS, this Agreement is made in connection with the acquisition by Astea of substantially all of the assets of FieldCentrix, pursuant to an Asset Purchase Agreement dated September 21, 2005 (the “Asset Purchase Agreement”), under which a wholly owned subsidiary of Astea purchased substantially all of the assets of Holder (the “Asset Purchase”);

WHEREAS, as a result of the Asset Purchase, FieldCentrix received 421,106 shares of Astea’s common stock, par value $.01 per share (“Common Stock”);

WHEREAS, as used herein the term “Registrable Shares” shall mean the Astea Shares (as such term is defined in the Asset Purchase Agreement) received by FieldCentrix upon the original issuance thereof in the Asset Purchase and any other shares of capital stock of Astea issued in respect of any such shares of Common Stock as a result of stock splits, stock dividends, reclassification, exchange offer, recapitalizations, mergers, consolidations or similar events; and

WHEREAS, as used herein the term “Holders” shall mean FieldCentrix and any Permitted Transferee.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

1.  Registration Rights. Subject in each case to the obligations of Holders under Section 3:

(a)  Piggyback Registrations.

(i)  If at any time prior to September 21, 2007, Astea shall file with the United States Securities and Exchange Commission (the “SEC”) a registration statement of Astea under the Securities Act of 1933, as amended (the “1933 Act”) (collectively, a “Piggyback Registration Statement”), relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (a “Piggyback Registration”), Astea shall send to each Holder a written notice of such determination and, if within fifteen (15) days after the giving of such notice, one or more Holders shall so request in writing (the “Participating Holders”), Astea shall include in such Piggyback Registration Statement all of the Registrable Shares of such Participating Holders, except that if, in connection with any underwritten Piggyback Registration for the account of Astea, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in a Piggyback Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then Astea shall be obligated to include in such Piggyback Registration Statement only such limited portion of the Registrable Shares as the underwriter(s) shall permit, if any. Any exclusion of Registrable Shares shall be made pro rata among Participating Holders in proportion to the number of Registrable Shares of the Participating Holders; provided, however, Astea shall not exclude any Registrable Shares unless Astea has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Piggyback Registration Statement; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Shares shall be made pro rata with holders of other securities having the right to include such securities in the Piggyback Registration Statement other than holders of securities entitled to inclusion of their securities in such Piggyback Registration Statement by reason of demand registration rights. If a Piggyback Registration in connection with which Holders are entitled to registration under this Section 1(a)(i) is an underwritten Piggyback Registration, then Holders shall, unless otherwise agreed by Astea, offer and sell such Registrable Shares in an underwritten offering using the same underwriter(s) and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

(ii)  Notwithstanding any other provision of this Agreement, this Section 1(a) shall not apply to, and Holders’ right to participate in a Piggyback Registration shall not be triggered by, the filing of a Piggyback Registration Statement (A) covering shares of Common Stock issued pursuant to an employee benefit plan, (B) on Form S-4 (or successor form) for the purpose of offering such securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or shares of capital stock, respectively, of such entity, or (C) in connection with a resale shelf registration filed in connection with an acquisition, reorganization, recapitalization, merger, consolidation or similar transaction involving Astea.

(iii)  If any Piggyback Registration was initiated by Astea to effect, in whole or in part, a primary public offering of its securities and, if at any time after giving written notice of its intention to so register securities and before the effectiveness of the Piggyback Registration Statement filed in connection with such Piggyback Registration, Astea determines for any reason either not to effect such Piggyback Registration or to delay such Piggyback Registration, Astea may, at its election, by prior written notice to each Holder: (i) in the case of a determination not to effect such Piggyback Registration, relieve itself of its obligation set forth above in Section 1(a)(i) to register the Registrable Shares in connection with such Piggyback Registration; or (ii) in the case of a determination to postpone such Piggyback Registration, delay the Piggyback Registration of the Registrable Shares for the same period as the Piggyback Registration of Astea’s securities is postponed.

(iv)  Notwithstanding any other provision of this Agreement, Astea shall not be required to effect a Piggyback Registration pursuant to Section 1(a)(i), or file any post-effective amendment to such a Piggyback Registration: (A) if a Piggyback Registration, or any post-effective amendment to such Piggyback Registration, requires, under applicable statutes and rules, a special audit (other than a normal fiscal year-end audit) of the financial statements of Astea, unless Participating Holders agree to pay the fees and expenses of accountants incurred in connection with the special audit and which would otherwise not be incurred but for the participation of Participating Holders in such Piggyback Registration; or (B) Astea has not received from Participating Holders all information Astea has requested pursuant to Section 3.

(b)  Demand Registrations.

(i)  If at any time from September 21, 2006 through September 20, 2007 (the “Demand Period”) it is determined by counsel for FieldCentrix after due inquiry that a Permitted Transferee (as defined below) may not tack the holding period which it has held Registrable Shares to the period FieldCentrix held such Registrable Shares for purposes of Rule 144(d) under the 1933 Act, one or more Permitted Transferees (the “Requesting Holders”) may require Astea to register (the “Demand Registration”, and collectively with a Piggyback Registration, a “Registration”) such Requesting Holders’ Registrable Shares (in such amounts as limited by Section 1(b)(iii) below) on Form S-3 (or any similar form promulgated by the SEC) (the “Demand Registration Statement” and collectively with a Piggyback Registration Statement, the “Registration Statements”). Each request for a Demand Registration shall be in writing and shall specify the number of Registrable Shares requested to be registered and the proposed underwriter, if any. In the event Astea receives a request for Demand Registration from one or more Requesting Holders, Astea shall: (i) within ten (10) days after receipt of any such request, give written notice of such requested registration to all other Permitted Transferees (if any) of Registrable Shares; (ii) as soon as practicable, but no later than ninety (90) days thereafter, use its commercially reasonable efforts to file with the SEC the Demand Registration Statement under the 1933 Act; and (iii) include in such registration all Registrable Shares (subject to the limitations set forth below in Section 1(b)(iii)) with respect to which Astea has received written requests for inclusion therein from Requesting Holders and from the other Permitted Transferees within twenty (20) days after the mailing or delivery of Astea’s notice of such requested Demand Registration (such other Permitted Transferees and the Requesting Holders collectively referred to as the “Demand Participating Holders”), except that if the Demand Registration is an underwritten offering and the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in a Demand Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then Astea shall be obligated to include in such Demand Registration Statement only such limited portion of the Registrable Shares as the underwriter(s) shall permit, if any. Any exclusion of Registrable Shares shall be made pro rata among the Demand Participating Holders in proportion to the number of Registrable Shares of the Demand Participating Holders requested to be included in such Demand Registration; provided, however, Astea shall not exclude any Registrable Shares unless Astea has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Demand Registration Statement.

(ii)  The Permitted Transferees of the Registrable Shares then outstanding shall be entitled to request one (1) Demand Registration during the Demand Period.

(iii)  The number of Registrable Shares each Demand Participating Holder shall be entitled to request inclusion in the Demand Registration shall be subject to the product of (i) the then current volume limitations of Rule 144(e) under the 1933 Act for Astea’s Common Stock and (ii) four (4).

(iv)  Each sale of Registrable Securities by a Demand Participating Holder under the Demand Registration Statement shall be subject to the then current volume limitations of Rule 144(e) under the 1933 Act for Astea’s Common Stock. Astea shall be permitted to direct its transfer agent to place stop transfer instructions upon the stock certificates representing the Registrable Securities reflecting the sale restrictions in the immediately preceding sentence. In furtherance of the foregoing, Astea and its transfer agent are hereby authorized to decline to make any transfer of Registrable Securities if such transfer would constitute a violation or breach of the first sentence of this paragraph.

(v)  If Astea furnishes to the Demand Participating Holders a certificate signed by the President of Astea that, in the good faith judgment of the Board of Directors of Astea, it is seriously detrimental to Astea and its stockholders for such Demand Registration Statement to be filed, then Astea may postpone upon one occasion in any three hundred sixty-five (365) day period for up to ninety (90) days the filing of the Demand Registration Statement.

(vi)  Astea will use commercially reasonable efforts to maintain the effectiveness of the Demand Registration Statement until the earlier of (x) the date on which all of the Registrable Shares included in the Demand Registration Statement have been sold by the Demand Participating Holders, and (y) the date on which all the Registrable Shares included in the Demand Registration Statement may be immediately sold by the Demand Participating Holders without registration and without restriction as to the number of Registrable Shares to be sold, pursuant to Rule 144 or otherwise (excluding for this purpose any Registrable Shares held by affiliates of Astea).

2.  Astea’s Obligations. In connection with Astea’s obligation to effect a Registration, it shall:

(a)  Promptly prepare and file with the SEC a Registration Statement with respect to the shares to be included in such Registration (the “Shares”) and use its commercially reasonable efforts to cause the Registration Statement to become and remain effective as soon as reasonably practicable thereafter;

(b)  Prepare and file such amendments to the Registration Statement and supplements to the prospectus contained therein as may be necessary to keep the Registration Statement effective as required herein;

(c)  Furnish to Participating Holders, Demand Participating Holders and any underwriters of the Shares such reasonable number of copies of the Registration Statement and any amendments thereto, any related prospectus and supplements thereto, all correspondence to and from the SEC, including but not limited to SEC comment letters and responses thereto, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of the Shares;

(d)  Register or qualify the Shares under such state securities or “blue sky” laws of such jurisdictions as Participating Holders and Demand Participating Holders may reasonably (in light of a reasonable plan of distribution) request as soon as reasonably practicable, but in any event within twenty (20) days following the original filing of the Registration Statement; provided, that Astea shall not be required to take any action in any jurisdiction which would require it to qualify to do business in such jurisdiction or otherwise subject it to service of process, except with respect to the offering and sale of the Shares;

(e)  Notify Participating Holders and Demand Participating Holders promptly after it shall receive notice thereof of the time when the Registration Statement has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed;

(f)  Notify Participating Holders and Demand Participating Holders promptly of any request by the SEC or applicable state securities agency for the amending or supplementing of the Registration Statement or prospectus or for additional information;

(g)  Prepare and promptly file with the SEC and promptly notify Participating Holders and Demand Participating Holders of the filing of such amendment or supplement to the Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, any event shall have occurred, the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(h)  In case any Participating Holder, Demand Participating Holder or any underwriter(s) are required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the 1933 Act, Astea will prepare and file such supplements or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of the 1933 Act as soon as reasonably practicable thereafter;

(i)  Advise Participating Holders and Demand Participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(j)  Permit Participating Holders and Demand Participating Holders to review the Registration Statement, any amendments thereto, and any related prospectus(es) and supplements thereto a reasonable amount of time (not to exceed seven (7) days) prior to their filing with the SEC, and will not file any such document in a form to which any Participating Holder or Demand Participating Holder shall reasonably have objected in writing on the grounds that such document does not comply in all material respects with the requirements of the 1933 Act or the rules and regulations thereunder; and

(k)  At the request of any Participating Holder or Demand Participating Holder (1) obtain and furnish on the effective date of the Registration Statement or, if such Registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion, dated such date, of the counsel representing Astea for the purposes of such Registration, addressed to the underwriter(s), if any, and to any Participating Holder or Demand Participating Holder making such request, which shall contain such statements as the underwriter(s) may reasonably request, or, if the offering is not underwritten, shall state that the Registration Statement has become effective under the 1933 Act and that (i) to the best of such counsel’s knowledge, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act;

(ii) the Registration Statement, related prospectus, and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act and applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements, financial information, or financial schedules contained therein); and (iii) such counsel has no reason to believe that either the Registration Statement or the prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the opinion of counsel shall additionally cover such legal matters with respect to such Registration and with respect to which such opinion is being given as such requesting Participating Holder or Demand Participating Holder may reasonably request; and (2) obtain and furnish letters dated on such effective date, and such closing date, if any, from the independent certified public accountants of Astea, addressed to the underwriter(s), if any, and to Participating Holders and Demand Participating Holders making such request, stating that they are independent certified public accountants within the meaning of the 1933 Act and dealing with such matters as the underwriter(s) may request, or, if the offering is not underwritten, stating that in the opinion of such accountants the financial statements and other financial data pertaining to Astea included in the Registration Statement or the prospectus or any amendment or supplements thereto comply in all material respects with the applicable accounting requirements of the 1933 Act; such letter from the independent certified public accountants shall additionally cover such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter, with respect to the Registration Statement and prospectus, as the requesting Participating Holders and Demand Participating Holders may reasonably request.

3.  Holder’ Obligations. In connection with a Registration of the Registrable Shares, Holders shall have the following obligations:

(a)  It shall be a condition precedent to the obligations of Astea to complete a Registration pursuant to this Agreement with respect to the Registrable Shares of a particular Participating Holder or Demand Participating Holder that such Participating Holder or Demand Participating Holder shall furnish to Astea such information regarding itself, the Registrable Shares held by it and the intended method of disposition of the Registrable Shares held by it as shall be reasonably required to effect a Registration of such Registrable Shares and shall execute such documents in connection with such Registration as Astea may reasonably request. At least ten (10) business days prior to the first anticipated filing date of a Registration Statement, Astea shall notify each Participating Holder or Demand Participating Holder of the information Astea requires from each such Participating Holder or Demand Participating Holder if such Participating Holder or Demand Participating Holder elects to have any of such Participating Holder’s or such Demand Participating Holder’s Registrable Shares included in such Registration Statement.

(b)  Each Participating Holder or Demand Participating Holder, by such Participating Holder’s or such Demand Participating Holder’s acceptance of the Registrable Shares, agrees to cooperate with Astea as reasonably requested by Astea in connection with the preparation and filing of a Registration Statement hereunder, unless such Participating Holder or Demand Participating Holder has notified Astea in writing of such Participating Holder’s or such Demand Participating Holder’s election to exclude all of such Participating Holder’s or such Demand Participating Holder’s Registrable Shares from such Registration Statement.

(c)  Each Participating Holder or Demand Participating Holder agrees that, upon receipt of any notice from Astea of the happening of any event of the kind described in Section 2(g), such Participating Holder or Demand Participating Holder will immediately discontinue disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until such Participating Holder’s or such Demand Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(g) and, if so directed by Astea, such Participating Holder or such Demand Participating Holder shall deliver to Astea (at the expense of Astea) or destroy (and deliver to Astea a certificate of destruction) all copies in such Participating Holder’s or such Demand Participating Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

(d)  No Holder may participate in any underwritten Registration hereunder unless such Holder (i) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements in usual and customary form entered into by Astea; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by Astea pursuant to Section 4 below.

(e)  Each Holder agrees to comply with all applicable laws and regulations in connection with any sale, transfer or other disposition of Registrable Shares.

4.  Expenses. Subject to the limitations contained herein, Astea shall pay all expenses incident to each Piggyback Registration of the Registrable Shares under Section 1(a)(i), including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for Astea and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance purchased by Astea at its option against liabilities arising out of the public offering of such Registrable Shares, but excluding discounts, spreads and commissions and fees and expenses of selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Shares, transfer taxes, fees and disbursements of counsel for any Holder and other selling expenses, if any. Each Participating Holder in a particular Registration shall bear their pro rata share of the underwriting discounts, spreads and commissions of such Registration and shall bear any costs, fees and disbursements of accountants and counsel retained by them for such Registration; provided, however, that if any cost or expense is attributable solely to one particular Participating Holder or Demand Participating Holder or group of Participating Holders or Demand Participating Holders in a particular Registration and does not constitute a normal cost or expense of such Registration, such cost or expense shall be allocated to and borne by that Participating Holder(s) or Demand Participating Holder(s), as the case may be. The Demand Participating Holders shall pay all expenses incident to each Demand Registration of the Registrable Shares under Section 1(b)(i).

5.  Indemnification.

(a)  By Astea. Subject to the conditions set forth below, in connection with any Registration of securities pursuant to Section 1 above, Astea agrees to indemnify and hold harmless Participating Holders, Demand Participating Holders and each person, if any, who controls Participating Holders and Demand Participating Holders within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Act of 1934, as amended (“1934 Act”), against any and all loss, claim, damage, and expense whatsoever arising out of or based upon (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing, or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of a Registration Statement), any Registration Statement or amendment thereto, any prospectus (as from time to time amended and supplemented), or any application or other document executed by Astea or based upon written information furnished by Astea filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any other violation of applicable federal or state statutory or regulatory requirements or limitations related to action or inaction by Astea in the course of preparing, filing, or implementing a Registration; provided, however, that Astea shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Astea by or on behalf of any Participating Holder or Demand Participating Holder; and provided further, that Astea shall not be liable to any person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or omission at or prior to written confirmation of the sale of the Registrable Shares to such person if such statement or omission was corrected in such final prospectus as amended or supplemented.

(b)  By Holders. Each Participating Holder and Demand Participating Holder in any Registration pursuant to Section 1 above severally and individually agrees to indemnify and hold harmless Astea and its officers, directors and agents and each other person, if any, who controls Astea within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all such losses, liabilities, claims, damages, and expenses of a type which are indemnified against by Astea under Section 5(a) hereof and which arise from such Participating Holder’s or such Demand Participating Holder’s statements or omissions, if any, made (or in settlements of any litigation effected with the written consent of such Participating Holder or such Demand Participating Holder, alleged to have been made) in any preliminary prospectus, any Registration Statement, or prospectus or any amendment or supplement thereof or any application or other document in reliance upon, and in conformity with, written information furnished in respect of such Participating Holder or such Demand Participating Holder by or on behalf of such Participating Holder or such Demand Participating Holder expressly for use in any preliminary prospectus, any Registration Statement, or prospectus or any amendment or supplement thereof or in any such application or other document; provided however, that no Participating Holder or Demand Participating Holder shall be liable under this Section 5(b) for an amount in excess of the net proceeds received by such Participating Holder or Demand Participating Holder with respect to the Shares offered or sold pursuant to any Registration hereunder.

(c)  Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 5(a) or 5(b) hereof, such person (the “Indemnified Party”) shall promptly notify the person from whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties as to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

(d)  Contribution.

(i)  If the indemnification provided for in Sections 5(a) or 5(b) hereof is unavailable or insufficient to hold harmless an Indemnified Party, to the extent provided therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages, or liabilities referred to in Sections 5(a) or 5(b) hereof, (i) in such proportion as is appropriate to reflect the relative benefits received by Astea or Participating Holders and Demand Participating Holders from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Astea and Participating Holders and Demand Participating Holders in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Astea or Participating Holders and Demand Participating Holders and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. Astea and Participating Holders and Demand Participating Holders agree that it would not be just and equitable if contributions pursuant to this Section 5(d)(i) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 5(d)(i). The amount paid by an Indemnified Party as a result of the losses, claims, damages, or liabilities referred to in the first sentence of this Section 5(d)(i) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any action or claim which is the subject of this Section 5(d)(i). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

(ii)  The obligations of Astea and Participating Holders and Demand Participating Holders under this Section 5(d) shall be in addition to any liability which Astea and Participating Holders and Demand Participating Holders may otherwise have and shall extend upon the same terms and conditions to each director of Astea or a Participating Holder or Demand Participating Holder (including any person who, with his consent, is named in a Registration Statement as a person to become a director of Astea), to each officer of Astea who has signed a Registration Statement, and to each person, if any, who controls Astea or a Participating Holder or Demand Participating Holder within the meaning of the 1933 Act or the 1934 Act.

(e)  Indemnification Payment. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

6.  Rules 144 and 144A. Astea agrees to file the reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the SEC thereunder, and will use its reasonable efforts to take such further action as any Holder may reasonably deem to be necessary, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A under the 1933 Act, as such Rules may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, Astea (i) will deliver to such Holder a written statement as to whether it has complied with such information and requirements and (ii) will remove restrictive legends on certificates and stop-order on its transfer books if, in the reasonable judgment of Astea’s counsel or in the opinion of counsel for the Holder, such legend is no longer necessitated under the 1933 Act.

7.  Amendments and Waivers. This Agreement may be amended and each party may take any action herein prohibited, or omit to perform any act herein required to be performed by it, either prospectively or retroactively, only with the written consent of Astea and the Holders owning a majority of the Registrable Shares.

8.  Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or by a nationally recognized overnight delivery courier. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by facsimile or overnight delivery courier to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

If to Astea:

Astea International Inc.
240 Gibraltar Road
Horsham, Pennsylvania 19044
Attn: John Tobin, Vice President and General Counsel
Fax No.: (215) 682-2515

and with a required copy to:

Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103
Attn: Barry M. Abelson, Esq.
Fax No.: (215) 981-4750

If to any Holder:

c/o FieldCentrix, Inc.
8 Hughes
Irvine, California 92619
Attn: President
Fax No.: (949) 784-4844

and with a required copy to:

Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660-6441
Attn: K.C. Schaaf, Esq.
Fax No: (949) 725-4100

9.  Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors. The registration rights set forth herein may be assigned, in whole or in part, to any transferee of Registrable Shares, which transferee, upon registration on Astea’s or its transfer agent's books and records as a holder of record of Registrable Shares, shall be considered thereafter to be a Holder and shall be bound by all obligations and limitations of this Agreement, provided, however that assignment will only be available if (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such transferee executes and delivers to Astea a counterpart to this Agreement, the form of which is attached hereto as Exhibit A; and (iii) such transferee received Registrable Shares from FieldCentrix in connection with the dissolution and liquidation of FieldCentrix (a "Permitted Transferee"). Promptly after an assignment to a Permitted Transferee, the Company shall file any required prospectus supplement reflecting such transfer and naming the Permitted Transferee as a selling stockholder therein, if applicable, enabling the Permitted Transferee to sell all of the Registrable Shares required by it.

10.  Other Indemnification. In addition to any other indemnification contained herein, Astea agrees to indemnify Holders, and Holders, severally and not jointly, agree to indemnify Astea, against any actual loss, damage, or expense (including but not limited to reasonable attorneys’ fees) (“Other Damages”), incurred or sustained by Holders as a result of any breach of this Agreement by Astea, on the one hand, and by Astea as a result of any breach of this Agreement by one or more Holders, on the other hand. The party seeking indemnification hereunder agrees to give prompt notification to the party from whom indemnification is sought of any claims for Other Damages or potential claims for Other Damages; provided, however, that failure of the indemnified party to give such notification shall not relieve the indemnifying party of its indemnity obligations hereunder unless such failure in fact materially prejudiced the defense of any such claim.

11.  Irreparable Harm. Astea acknowledges that Holders will suffer irreparable and substantial injury in the event Astea violates or breaches its obligations under this Agreement and that any damages which would be suffered by Holders would be severe and difficult to ascertain. Holders acknowledge that Astea will suffer irreparable and substantial injury in the event any Holder violates or breaches any of its obligations under this Agreement and that any damages which would be suffered by Astea would be severe and difficult to ascertain. All parties hereby waive the claim or defense that an adequate remedy at law for such breach exists or that irreparable injury shall not occur. Therefore, it is hereby agreed that upon any breach or threatened breach of any of the covenants or agreements contained herein, the aggrieved party shall be entitled, in addition to any other remedies available, to an order for specific performance or a temporary restraining order or preliminary or permanent injunction, as the case may be, to compel compliance with or restrain the violation, breach or threatened breach of any of the terms of such covenants or agreements. The foregoing remedies for breach of this Agreement are cumulative and not exclusive of any other remedies the parties may have at law or in equity in the event of breach.

12.  No Defense. The covenants set forth herein are of the essence of this Agreement. They shall be construed as independent of any other provisions of this Agreement. The existence of any claim or cause of action of any Holder against Astea or Astea against any Holder whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by a party of the covenants and agreements contained herein.

13.  Parties Benefited. Nothing in this Agreement, express or implied, is intended, except as set forth herein, to confer upon any third party any rights, remedies, obligations or liabilities.

14.  Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

15.  Future Changes in Registration Statements. In the event that the Registration requirements under the 1933 Act are amended or eliminated, this Agreement shall be deemed amended to the extent necessary to reflect such changes and the intent of the parties hereto with respect to the benefits and obligations of the parties, and in such connection, Astea shall use reasonable efforts to provide Holders equivalent benefits to those provided under this Agreement.

16.  Governing Law. The validity of this Agreement and all matters relating to its interpretation and performance shall be interpreted in accordance with the laws of the State of Delaware applicable to contracts made and fully performed therein, but without regard to principles of conflicts of law.

17.  Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

18.  Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties. The parties make no representations or warranties to each other, except as contained in this Agreement, and any and all prior representations, warranties, assurances and promises made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement, it being intended that no such prior representations, warranties, assurances and promises shall survive the execution and delivery of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

FIELDCENTRIX, INC.

By:	/s/ Scott Hiraoka
Name: Scott Hiraoka
Title: President

ASTEA INTERNATIONAL INC.

By:	/s/ John Tobin
Name: John Tobin
Title: Vice President & General Counsel